Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-112874 and Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 No. 333-196367 of Hilltop Holdings Inc. of our report dated February 26, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 26, 2015